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                                   EXHIBIT 11


                Computations of Earnings Per Share Information,

                   Primary and Fully Diluted - Net Earnings.





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                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE INFORMATION

                             PRIMARY - NET EARNINGS


                                                                             Three Months Ended            Six Months Ended
                                                                               December 31,                   December 31,
                                                                          ----------------------         ----------------------
                                                                             1995        1994               1995       1994
                                                                          ----------------------         ----------------------

                                                                                            (in thousands, except
                                                                                            per share amounts)
Net earnings for computing earnings
 per share - primary  . . . . . . . . . . . . . . . . . . . . .           $ 2,395        $   633         $ 2,875       $   868
                                                                          =======        =======         =======       =======

Weighted average number of
 common and common equivalent
 shares outstanding . . . . . . . . . . . . . . . . . . . . . .             1,174          1,263           1,169         1,262
                                                                          =======        =======         =======       =======

Net earnings per common and
 common equivalent share-primary  . . . . . . . . . . . . . . .           $  2.04        $   .50         $  2.46       $   .69
                                                                          =======        =======         =======       =======

                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE INFORMATION

                         FULLY DILUTED - NET EARNINGS


                                                                            Three Months Ended            Six Months Ended
                                                                               December 31,                  December 31,
                                                                          ----------------------        ----------------------
                                                                               1995      1994              1995         1994
                                                                          ----------------------        ----------------------

                                                                                             (in thousands, except
                                                                                             per share amounts)
Net earnings for computing
 earnings per share - primary . . . . . . . . . . . . . . . . .           $ 2,395         $  633        $ 2,875        $   868

Reduction of interest expense less applicable income
 taxes assuming conversion of 7% convertible
 subordinated debentures due 2011 . . . . . . . . . . . . . . .               287            286            573            573
                                                                          -------         ------        -------        -------

Net earnings for computing earnings
 per share-fully diluted  . . . . . . . . . . . . . . . . . . .           $ 2,682         $  919        $ 3,448        $ 1,441
                                                                          =======         ======        =======        =======

Weighted average number of common and common
 equivalent shares outstanding  . . . . . . . . . . . . . . . .             1,179          1,263          1,180          1,266

Addition from assumed conversion as of the beginning
 of each period of the 7% convertible subordinated
 debentures outstanding at the end of each period . . . . . . .               885            885            885            885
                                                                          -------         ------        -------        -------

Weighted average number of common and common
 equivalent shares outstanding on a fully diluted
 basis  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2,064          2,148          2,065          2,151
                                                                          =======        =======        =======        =======

Net earnings per common and
 common equivalent share - fully diluted  . . . . . . . . . . .           $  1.30        $   .43        $  1.67        $   .67
                                                                          =======        =======        =======        =======